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As filed with the Securities and Exchange Commission on October 3, 1997
                                                       Registration No.333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       AMERICAN SUPERCONDUCTOR CORPORATION
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               (Exact name of issuer as specified in its charter)

           Delaware                                        04-2959321
-------------------------------                        -------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

Two Technology Drive, Westborough, Massachusetts                           01581
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(Address of Principal Executive Offices)                              (Zip Code)

                            1996 Stock Incentive Plan
          -------------------------------------------------------------
                            (Full title of the Plan)

                            Patrick J. Rondeau, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
          -------------------------------------------------------------
                     (Name and Address of agent for service)

                                 (617) 526-6000
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                  Proposed        Proposed
Title of                          maximum         maximum
securities        Amount          offering        aggregate       Amount of
to be             to be           price           offering        registration
registered        registered      per share       price           fee
----------        ----------      ---------       ---------       ------------

Common Stock,     1,400,000       $13.875(1)     $19,425,000(1)   $5,886.36(1)
$.01 par value      shares

----------------------

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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low price of the Registrant's Common Stock on the Nasdaq National Market on October 1, 1997.




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PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The information required by Part I is included in documents sent or given to participants in the 1996 Stock Incentive Plan of American Superconductor Corporation, a Delaware corporation (the "Registrant"), pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this registration statement by reference:

                  (1) The Registrant's latest annual report filed pursuant to
         Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains, either directly or by incorporation by reference, audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

                  (3) The description of the class of securities contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.


         Item 4.  DESCRIPTION OF SECURITIES

                  Not applicable.



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         Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The legality of the Common Stock offered hereby will be passed upon for the Company by the law firm of Hale and Dorr LLP, Boston, Massachusetts.

         Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Article V of the Registrant's By-laws provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against expenses (including attorneys' fees) incurred in connection with the defense or settlement of any action or suit by or in the right of the Registrant by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such director or officer shall have been adjudged to be liable to the Registrant, unless and only to the extent that a court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Registrant upon receipt of an undertaking by the director or officer to repay such amount if the Registrant ultimately determines that he is not entitled to indemnification.



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         Indemnification shall be made by the Registrant upon a determination that the applicable standard of conduct required for indemnification has been met and that indemnification of a director or officer is proper. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, or (b) if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Registrant.

         Article V of the By-laws of the Registrant further provides that the indemnification provided therein is not exclusive, and provides that to the extent the Delaware General Corporation Law is amended or supplemented, Article V shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent permitted by such law.

         Article EIGHTH of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that a director shall remain liable (i) for any breach of such director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for participation in a Board of Directors' action authorizing an unlawful dividend or unlawful stock purchase or redemption under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.


         Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.


         Item 8.  EXHIBITS

                  The Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.


         Item 9.  UNDERTAKINGS

                  1.   The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by
         Section 10(a)(3) of the Securities Act;


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                           (ii) To reflect in the prospectus any facts or events
         arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection



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with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.







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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts, on the 3rd day of October, 1997.

                                           AMERICAN SUPERCONDUCTOR CORPORATION


                                               By: /s/ Gregory J. Yurek
                                                   -----------------------------
                                                   Gregory J. Yurek,
                                                   Chairman, President and Chief
                                                       Executive Officer


                                POWER OF ATTORNEY


         We, the undersigned Directors and Officers of American Superconductor Corporation, hereby constitute Gregory J. Yurek and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as Directors and Officers to enable American Superconductor Corporation to comply with all requirements of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.





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         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                                Title             Date
        ---------                                -----             ----


/s/ Gregory J. Yurek                        Chairman,              )    October 3, 1997
--------------------------                  President and          )
Gregory J. Yurek                            Chief Executive        )
                                            Officer                )
                                            (Principal             )
                                            Executive Officer)     )
                                                                   )
/s/ Tom Rosa                                                       )    October 3, 1997
--------------------------                  (Principal             )
Thomas Rosa                                 Financial and          )
                                            Accounting Officer)    )
                                                                   )
/s/ Albert J. Baciocco, Jr.                 Director               )    October 3, 1997
--------------------------                                         )
Albert J. Baciocco, Jr.                                            )
                                                                   )
/s/ Frank Borman                            Director               )    October 3, 1997
--------------------------                                         )
Frank Borman                                                       )
                                                                   )
                                                                   )
/s/ Peter O. Crisp                          Director               )    October 3, 1997
--------------------------                                         )
Peter O. Crisp                                                     )
                                                                   )
/s/ Richard Drouin                          Director               )    October 3, 1997
--------------------------                                         )
Richard Drouin                                                     )
                                                                   )
/s/ Gerard Menjon                           Director               )    October 3, 1997
--------------------------                                         )
Gerard Menjon                                                      )
                                                                   )
/s/ Andrew G.C. Sage, II                    Director               )    October 3, 1997
--------------------------                                         )
Andrew G.C. Sage, II                                               )




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
                                                                   )
                                                                   )
/s/ John B. Vander Sande                    Director               )    October 3, 1997
--------------------------                                         )
John B. Vander Sande                                               )






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                                INDEX TO EXHIBITS


Exhibit
 Number                 Description                                        Page
-------                 -----------                                        ----

  4.1*         Certificate of Incorporation of
                        the Registrant                                      --

  4.2**        By-Laws of the Registrant, as                                --
                        amended to date

  5.1          Opinion of Hale and Dorr LLP

  24.1         Consent of Hale and Dorr LLP (included in Exhibit 5.1)

  24.2         Consent of Coopers & Lybrand L.L.P.

  24.3         Consent of Ernst & Young LLP

  24.4         Consent of Smith & Gesteland, LLP

  25.1         Power of Attorney (see page 8 of this Registration Statement)

-------------------

* Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K filed with the Commission on June 29, 1992.

** Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-43647).